EXHIBIT 99.1

MARTEN TRANSPORT ANNOUNCES FOURTH QUARTER AND
YEAR END RESULTS;
2010 fourth quarter net income improves 22.2%; 2010 net income rises 21.4%

MONDOVI, Wis., January 25, 2011 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 22.2% increase in net income to $5.2 million, or 24 cents per diluted share, for the fourth quarter ended December 31, 2010, from $4.3 million, or 19 cents per diluted share, for the fourth quarter of 2009.  For 2010, net income increased 21.4% to $19.7 million, or 90 cents per diluted share, from $16.3 million, or 74 cents per diluted share, for 2009.

Operating revenue, consisting of revenue from truckload and logistics operations, increased to $136.6 million in the fourth quarter of 2010 from $128.7 million in the 2009 quarter.  In 2010, operating revenue increased to $516.9 million from $505.9 million in 2009.  Operating revenue, net of fuel surcharges, increased 3.3% to $115.8 million in the 2010 quarter from $112.1 million in the 2009 quarter and decreased 2.0% to $441.0 million in 2010 from $450.1 million in 2009. Operating revenue included fuel surcharges of $20.8 million for the fourth quarter of 2010, compared with $16.6 million in the 2009 quarter, and $75.9 million for 2010, compared with $55.7 million for 2009.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, improved to 92.2% for the fourth quarter of 2010 from 92.8% for the fourth quarter of 2009, and improved to 92.0% for 2010 from 93.5% for 2009.  The ratio for 2010 was our best since 2006.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are pleased to report increased profitability, in spite of rising fuel prices.  Our ongoing transformation into a multi-faceted business model continues to produce positive results through its focus on growth in our intermodal, brokerage, regional and international operations.

“Both the brokerage and intermodal components of our logistics segment contributed to improved revenue.  Logistics revenue, net of intermodal fuel surcharges, grew by $4.9 million in the fourth quarter of 2010 over the 2009 quarter, and by $12.1 million in 2010 over 2009.  The increase in logistics revenue in the fourth quarter of 2010 was driven by a 15.9% increase in our intermodal revenue, a 26.5% increase in our brokerage services and a 12.8% increase in the revenue associated with our 45% interest in MW Logistics, LLC, a third-party provider of logistics services.

“Our expanding regional operations contributed to a 5.9% fourth-quarter increase in our average truckload revenue, net of fuel surcharges, per tractor per week over last year’s fourth quarter, and a 5.2% increase in 2010 over 2009.  We have increased our regional operations to 51.8% of our truckload fleet as of December 31, 2010 from 25.9% as of a year earlier.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States.  Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment.  Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers.  Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
 (Unaudited)

	December 31,	December 31,
(In thousands, except share information)	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$5,306	$5,410
Marketable securities	138	118
Receivables:
Trade, net	51,094	45,434
Other	12,968	4,382
Prepaid expenses and other	13,406	12,328
Deferred income taxes	4,794	5,172
Total current assets	87,706	72,844

Property and equipment:
Revenue equipment, buildings and land,
office equipment and other	515,622	491,127
Accumulated depreciation	(143,563)	(149,670)
Net property and equipment	372,059	341,457

Other assets	543	537

TOTAL ASSETS	$460,308	$414,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$1,066	$1,671
Accounts payable and accrued liabilities	30,524	31,896
Insurance and claims accruals	17,653	19,222
Current maturities of long-term debt	19,346	1,428
Total current liabilities	68,589	54,217

Long-term debt, less current maturities	-	71
Deferred income taxes	95,815	85,643
Total liabilities	164,404	139,931

Stockholders’ equity:
Marten Transport, Ltd. stockholders’ equity:
Preferred stock, $.01 par value per share;
2,000,000 shares authorized; no shares
issued and outstanding	-	-
Common stock, $.01 par value per share;
48,000,000 shares authorized; 21,950,252 shares
at December 31, 2010, and 21,885,073 shares at
December 31, 2009, issued and outstanding	220	219
Additional paid-in capital	78,428	76,477
Retained earnings	215,345	196,480
Total Marten Transport, Ltd. stockholders’ equity	293,993	273,176
Noncontrolling interest	1,911	1,731
Total stockholders’ equity	295,904	274,907
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$460,308	$414,838

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share information)	2010	2009	2010	2009

OPERATING REVENUE	$136,572	$128,720	$516,920	$505,874

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	34,366	32,634	131,519	138,752
Purchased transportation	30,028	28,700	110,408	106,577
Fuel and fuel taxes	30,609	27,180	114,927	99,898
Supplies and maintenance	9,335	9,217	35,218	38,223
Depreciation	13,383	12,978	51,916	53,069
Operating taxes and licenses	1,638	1,703	6,222	6,672
Insurance and claims	4,324	4,341	16,573	19,896
Communications and utilities	954	1,092	3,964	4,170
Gain on disposition of revenue equipment	(298)	(35)	(1,110)	(1,630)
Other	3,157	2,841	11,994	10,888

Total operating expenses	127,496	120,651	481,631	476,515

OPERATING INCOME	9,076	8,069	35,289	29,359

NET INTEREST EXPENSE (INCOME)	10	13	(26)	32

INCOME BEFORE INCOME TAXES	9,066	8,056	35,315	29,327
Less: Income before income taxes
attributable to noncontrolling interest	266	230	631	584

INCOME BEFORE INCOME TAXES
ATTRIBUTABLE TO MARTEN
TRANSPORT, LTD.	8,800	7,826	34,684	28,743

PROVISION FOR INCOME TAXES	3,590	3,561	14,942	12,476

NET INCOME	$5,210	$4,265	$19,742	$16,267

BASIC EARNINGS PER COMMON SHARE	$0.24	$0.19	$0.90	$0.74

DILUTED EARNINGS PER COMMON SHARE	$0.24	$0.19	$0.90	$0.74

DIVIDENDS PAID PER COMMON SHARE	$0.02	$-	$0.04	$-

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2010	2009	2010 vs. 2009	2010 vs. 2009

Operating revenue:
Truckload revenue, net of fuel surcharge
revenue	$82,935	$84,155	$(1,220)	(1.4)%
Truckload fuel surcharge revenue	18,292	14,747	3,545	24.0
Total Truckload revenue	101,227	98,902	2,325	2.4

Logistics revenue, net of intermodal fuel
surcharge revenue	32,859	27,929	4,930	17.7
Intermodal fuel surcharge revenue	2,486	1,889	597	31.6
Total Logistics revenue	35,345	29,818	5,527	18.5

Total operating revenue	$136,572	$128,720	$7,852	6.1%

Operating income:
Truckload	$6,921	$6,250	$671	10.7%
Logistics	2,155	1,819	336	18.5
Total operating income	$9,076	$8,069	$1,007	12.5%

Operating ratio:
Truckload	93.2%	93.7%		(0.5)%
Logistics	93.9	93.9		-
Consolidated operating ratio	93.4%	93.7%		(0.3)%

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2010	2009	2010 vs. 2009	2010 vs. 2009

Operating revenue:
Truckload revenue, net of fuel surcharge
revenue	$325,791	$346,983	$(21,192)	(6.1)%
Truckload fuel surcharge revenue	66,973	49,812	17,161	34.5
Total Truckload revenue	392,764	396,795	(4,031)	(1.0)

Logistics revenue, net of intermodal fuel
surcharge revenue	115,223	103,166	12,057	11.7
Intermodal fuel surcharge revenue	8,933	5,913	3,020	51.1
Total Logistics revenue	124,156	109,079	15,077	13.8

Total operating revenue	$516,920	$505,874	$11,046	2.2%

Operating income:
Truckload	$28,680	$22,827	$5,853	25.6%
Logistics	6,609	6,532	77	1.2
Total operating income	$35,289	$29,359	$5,930	20.2%

Operating ratio:
Truckload	92.7%	94.2%		(1.6)%
Logistics	94.7	94.0		0.7
Consolidated operating ratio	93.2%	94.2%		(1.1)%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Truckload Segment:
Total Truckload revenue (in thousands)	$101,227	$98,902	$392,764	$396,795
Average truckload revenue, net of fuel surcharges, per
tractor per week(1)	$3,010	$2,841	$2,968	$2,822
Average tractors(1)	2,096	2,254	2,105	2,358
Average miles per trip	630	706	655	761
Non-revenue miles percentage(2)	10.1%	9.2%	9.6%	9.2%
Total miles – company-employed drivers (in thousands)	48,754	50,407	193,342	206,894
Total miles – independent contractors (in thousands)	2,422	5,307	13,776	23,415

Logistics Segment:
Total Logistics revenue (in thousands)	$35,345	$29,818	$124,156	$109,079
Brokerage:
Marten Transport
Revenue (in thousands)	$12,524	$9,897	$41,219	$35,014
Loads	6,042	5,364	21,896	18,932
MWL
Revenue (in thousands)	$9,926	$8,797	$35,247	$32,160
Loads	4,355	4,274	18,704	17,868
Intermodal:
Revenue (in thousands)	$12,895	$11,124	$47,690	$41,905
Loads	5,395	4,852	20,150	18,090
Average tractors	68	66	67	62

At December 31, 2010 and December 31, 2009:
Total tractors(1)	2,146	2,264
Average age of company tractors (in years)	2.5	2.4
Total trailers	3,928	3,958
Average age of company trailers (in years)	2.8	3.4
Ratio of trailers to tractors(1)	1.8	1.7

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2010	2009	2010	2009

Net cash provided by operating activities	$18,609	$18,479	$64,522	$81,686
Net cash used for investing activities	9,872	21,055	81,181	77,164

Weighted average shares outstanding:
Basic	21,945	21,885	21,927	21,870
Diluted	22,063	21,987	22,031	21,984

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 86 and 177 tractors as of December 31, 2010, and 2009, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.